                                  EXHIBIT 11.0
                           UNIFI Communications, Inc.
                     Computation of Net Loss Per Share (1)
                         Form 10-Q, September 30, 1997
                                  (Unaudited)
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

                              Three Months Ended September 30,   Nine Months Ended September 30,
                             ---------------------------------   -------------------------------
                                 1997                 1996            1997              1996
                             ------------         ------------    ------------      ------------

Net loss                     $(19,929,411)        $(14,019,994)   $(56,937,957)     $(33,696,187)
                             ============         ============    ============      ============

Weighed average number of
 common shares outstanding
   during period.               3,818,189            3,746,356       3,798,642         3,741,360
                             ============         ============    ============      ============

Net loss per common share    $      (5.22)        $      (3.74)   $     (14.99)     $      (9.00)
                             ============         ============    ============      ============
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(1) Fully diluted net loss per share has not been separately presented, as the amounts would not be meaningful.